UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 18, 2024

HAWAIIAN HOLDINGS INC

(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on December 2, 2023, Hawaiian Holdings, Inc., a Delaware corporation (“Hawaiian”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alaska Air Group, Inc., a Delaware corporation (“Alaska”), and Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (“Merger Sub”).

On September 18, 2024 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into Hawaiian (the “Merger”), with Hawaiian surviving as a wholly owned subsidiary of Alaska.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Hawaiian’s Common Stock, par value $0.01 per share (the “Common Stock”), Hawaiian’s Series B Special Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), Hawaiian’s Series C Special Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and Hawaiian’s Series D Special Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock” and, collectively with the Series B Preferred Stock, and the Series C Preferred Stock, the “Preferred Stock”) issued and outstanding immediately prior to the Effective Time, subject to certain customary exceptions specified in the Merger Agreement, was converted into the right to receive $18.00 per Share, payable to the holder in cash, without interest (the “Merger Consideration”). The Common Stock and the Preferred Stock are referred to collectively as the “Shares”.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the Closing Date, pursuant to the terms of the Merger Agreement, the Merger was consummated. At the Effective Time, the Shares issued and outstanding immediately prior to the Effective Time, subject to certain customary exceptions specified in the Merger Agreement, were cancelled and converted into the right to receive the Merger Consideration.

Immediately prior to the Effective Time, each outstanding restricted stock unit award granted pursuant to the Hawaiian 2015 Stock Incentive Plan (each, an “RSU”):

•

that was unvested as of immediately prior to the Effective Time, was cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Common Stock subject to such RSU (treating for this purpose any performance-based vesting condition as having been achieved on the terms specified in the award agreement for such award and if not expressly specified in the award agreement for such award, then based on target performance); and

•

that was vested (but not settled) as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Common Stock subject to such RSU.

In addition, certain long-term incentive awards granted to certain of Hawaiian’s officers in 2022 that were outstanding as of immediately prior to the Effective Time were settled in cash at the same time as the RSUs (with performance-based awards treated in the same manner as performance-based RSUs).

In connection with the Merger, the vested portion of all outstanding warrants to purchase Common Stock was exercised or terminated in exchange for a cash payment equal to the excess of the Merger Consideration over the exercise price of the vested portion of the applicable warrants. At the Effective Time, Hawaiian’s out-of-the-money warrants were cancelled.

The aggregate consideration paid to stockholders and other equity holders of Hawaiian by Alaska was approximately $1.0 billion, without giving effect to related transaction fees and expenses. Alaska funded the Merger with cash on hand.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by Hawaiian as Exhibit 2.1 to its Current Report on Form 8-K filed on December 4, 2023, and is incorporated by reference.

Item 3.01	Notice of Delisting.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, Hawaiian notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading of the Common Stock, (ii) withdraw the Common Stock from listing on Nasdaq, and (iii) file with the Securities and Exchange Commission (“SEC”) on Form 25 a notification of delisting and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Common Stock from Nasdaq. As a result, trading of the Common Stock on Nasdaq was suspended prior to the opening of Nasdaq on the Closing Date.

Following the effectiveness of the Form 25, Hawaiian intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, the Shares issued and outstanding immediately prior to the Effective Time, subject to certain customary exceptions specified in the Merger Agreement, were cancelled and converted into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of the Shares ceased to have any rights as stockholders of Hawaiian, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of Hawaiian occurred. Following the consummation of the Merger, Hawaiian became a wholly owned subsidiary of Alaska.

Item 5.02	Departure of Directors or Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Merger, at the Effective Time, Wendy Beck, Earl Fry, Lawrence Hershfield, Jayne Hrdlicka, Peter Ingram, Michael McNamara, Crystal Rose, Craig Vosburg and Richard Zwern, each of whom was a director of Hawaiian as of immediately prior to the Effective Time, ceased to be a director of Hawaiian and a member of any committee of Hawaiian’s Board of Directors. Daniel Akins, Mark Schneider and Duane Woerth will continue as members of the Board of Directors of Hawaiian following the Closing Date. In addition, at the Effective Time, Joseph Sprague, Diana Rakow, Andrea Schneider, and Eric Yeaman were appointed as members of Hawaiian’s Board of Directors to serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

As a result of the Merger, at the Effective Time, Peter Ingram, Aaron Alter and Shannon Okinaka resigned from their positions as officers of Hawaiian. At the Effective Time, Mr. Sprague was appointed to serve as Chief Executive Officer and President of Hawaiian.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, the certificate of incorporation and bylaws of Hawaiian were amended and restated in accordance with the terms of the Merger Agreement. The amended and restated certificate of incorporation and the amended and restated bylaws of Hawaiian are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On the Closing Date, Alaska issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 2, 2023, among Alaska Air Group, Inc., Marlin Acquisition Corp. and Hawaiian Holdings, Inc. (filed as Exhibit 2.1 to the Form 8-K filed by Hawaiian Holdings, Inc. on December 4, 2023).

3.1	Amended and Restated Certificate of Incorporation of Hawaiian Holdings, Inc. (effective September 18, 2024).

3.2	Amended and Restated Bylaws of Hawaiian Holdings, Inc. (effective September 18, 2024).

99.1	Press Release, dated September 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Hawaiian hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Hawaiian may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: September 18, 2024	By:	/s/ Joseph A. Sprague
Joseph A. Sprague
Chief Executive Officer and President